UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700

Irvine, California  92612

     (Address of Principal Executive Offices) (Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

First Foundation Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on August 28, 2018 (the “Annual Meeting”). The Company’s stockholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Annual Meeting.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the following ten individuals to serve as directors for the ensuing year and until their successors are elected and qualify to serve. There were no nominees other than those listed below. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
James Brakke	27,749,066	263,199	10,442,804
Max Briggs	27,828,039	184,226	10,442,804
Martha Corbett	27,899,240	113,025	10,442,804
Warren Fix	27,702,143	310,122	10,442,804
John Hakopian	27,723,643	288,622	10,442,804
Scott F. Kavanaugh	27,787,143	225,122	10,442,804
Ulrich E. Keller, Jr.	27,797,643	214,622	10,442,804
David Lake	27,759,704	252,561	10,442,804
Mitchell M. Rosenberg	26,662,733	1,349,532	10,442,804
Jacob Sonenshine	27,725,615	286,650	10,442,804

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accountants

The Company’s stockholders ratified the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2018. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
37,982,799	135,647	336,623	−

Brokers were entitled to cast votes on this proposal without voting instructions from the beneficial owners of the shares. As a result, there were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: August 29, 2018	By:	/s/ JOHN M. MICHEL
John M. Michel Executive Vice President & Chief Financial Officer